Exhibit 99.1

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2014 RESULTS

NEWPORT BEACH, CA— November 7, 2014— William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2014 third quarter ended September 30, 2014. On August 12, 2014, the Company completed its acquisition of the residential homebuilding business of Polygon Northwest Homes (“Polygon Northwest”), the largest private homebuilder in the Pacific Northwest Region. The Company’s consolidated results for the third quarter ended September 30, 2014 include the financial results of Polygon Northwest from the date of acquisition, as Washington and Oregon divisions.

2014 Third Quarter Highlights (Comparison to 2013 Third Quarter)

•	Net income available to common stockholders of $5.6 million, or $0.17 per diluted share

•	Net income available to common stockholders of $10.2 million, or $0.31 per diluted share, excluding the net effect of one-time transaction expenses

•	Consolidated revenue of $206.9 million, up 37%

•	Home sales revenue of $196.1 million, up 39%

•	Average sales price (ASP) of new homes delivered of $462,500, up 16%

•	Homebuilding gross margin of $38.5 million

•	Homebuilding gross margin percentage of 19.6%

•	Adjusted homebuilding gross margin percentage of 24.6%

•	Dollar value of orders of $199.2 million, up 40%

•	Net new home orders of 422, up 35%

•	Average sales locations of 49, up 88%

•	Dollar value of homes in backlog of $382.9 million, up 84%

•	New home deliveries of 424 homes, up 19%

•	SG&A percentage of 12.9%, excluding one-time transaction expenses

•	Adjusted EBITDA of $26.7 million

Select pro forma results including Polygon Northwest for the full Third Quarter ended September 30, 2014, assuming the acquisition had closed as of July 1, 2014:

•	Homebuilding revenue of $230.0 million, up 63%

•	New Home deliveries of 518, up 46%

•	Net New Home orders of 495, up 59%

•	Dollar Value of new home orders of $225.9 million, up 59%

“This was an important quarter for the Company. Not only did we continue to improve our year-over-year performance across a number of operating and financial metrics, we also completed our acquisition of Polygon Northwest Homes, the largest private homebuilder in the Pacific Northwest,” said William H. Lyon, Chief Executive Officer. “We realized significant increases in home sales revenue, the dollar value of orders and backlog, and the number of active selling communities. Our net income was $5.6 million, or $0.17 per diluted share for the quarter ended September 30, 2014, or $10.2 million and $0.31 per diluted share as adjusted to exclude one-time transaction expenses. We are excited to welcome the Polygon team into the William Lyon Homes family as we expand our geographic footprint and increase the scale of our existing operations within the Western region of the U.S. by adding Portland, Oregon and Seattle, Washington to our operating platform. While the sales environment in some of our markets has been less robust than desired, we believe that our operating strategy of focusing on the best residential markets in the western United States will allow us to continue to drive outsized growth and shareholder value.”

Matthew R. Zaist, President and Chief Operating Officer stated, “We are extremely proud of the continued progress of our operating teams as evident in our third quarter results. On a fully combined pro forma basis for the quarter, homebuilding revenues topped $230 million, new home deliveries of 518 were up 46% and new home orders of 495 were up almost 60%. We believe that the scale of the combined company will allow us to meaningfully drive top line growth, while the cost synergies of the transaction will allow us to continue to drive efficiencies on the SG&A side of our business.” Mr. Zaist continued, “The fourth quarter is off to a strong start, as we have seen strong growth in October, with year-over-year increases in new home orders of 103%, new home deliveries of 47%, and homebuilding revenue of 51% as compared to October 2013. In the fourth quarter of 2014, we anticipate 650 to 700 new home deliveries and homebuilding revenue between $300 million and $330 million.”

Operating Results

Home sales revenue for the third quarter of 2014 was $196.1 million, as compared to $141.4 million in the year-ago period, an increase of 39%. Our performance was driven by a 19% increase in the number of deliveries to 424 homes and a 16% increase in the average sales price of homes delivered to $462,500 in the quarter, compared to 356 homes delivered and a $397,100 average sales price, respectively, in the year-ago period. Average sales price of homes delivered increased in most of our divisions, driven by price appreciation in certain communities and a 105% increase in deliveries in Southern California with ASPs of $574,500. Included in this quarter’s results, since August 12, 2014, were revenues from the newly acquired Washington and Oregon divisions of $38.9 million combined, consisting of 104 homes delivered at an average sales price of $374,100.

The dollar value of our orders for the third quarter of 2014 was $199.2 million, an increase of 40%, from $142.4 million in the year-ago period. Net new home orders for the quarter were 422, up 35% from 312 in the third quarter of 2013. The overall increase in net new home orders was driven by an increase in community count to 49 average sales locations, from 26 in the year-ago period, offset by a decrease in absorption from 4.0 sales per project per month in the year-ago period to 2.9 sales per month in the current period. Absorption was strong in the Pacific Northwest at 1.3 sales per project per week, as well as in Southern California at 0.9 sales per project per week. We ended the quarter with 55 active selling communities, a 90% increase as compared to 29 active selling communities at the end of the year-ago period.

Including the newly acquired Washington and Oregon divisions, the dollar value of homes in backlog was $382.9 million as of September 30, 2014, an increase of 84% compared to $208.1 million as of September 30, 2013. The increase was driven by a 56% increase in units in backlog to 728 from 467 in the year-ago period and an increase in the average sales price of homes in backlog to $525,900, up 18% from $445,600 in the year-ago period, and up 14% from the averages sales price of homes closed during the third quarter of 2014 of $462,500.

Homebuilding gross margins for the third quarter of 2014 were 19.6%, as compared to gross margins of 23.6% in the year-ago period. The decrease in gross margin is attributable to a lower number of homes closed during the quarter that benefit from fresh start accounting, primarily in Southern California and Nevada. In addition, with the adoption of purchase accounting related to the Polygon acquisition, GAAP margins were impacted by 200 basis points. Adjusted homebuilding gross margin percentage was 24.6% during the third quarter of 2014, as compared to 30.2% in the year-ago period.

Breaking down the components of SG&A, sales and marketing expense was 6.4% of homebuilding revenue during the third quarter of 2014, compared to 4.7% in the year-ago quarter, driven by higher advertising and model operations costs associated with the startup of new models and an increase in total selling communities. Excluding one-time transaction expenses, general administrative expenses decreased to 6.5% of homebuilding revenue, compared to 7.2% in the year-ago quarter, as we continued to leverage higher revenues with a lower relative cost structure.

Balance Sheet Update

At quarter end, cash, cash equivalents and restricted cash totaled $35.6 million, escrow proceeds receivable totaled $14.6 million, real estate inventories totaled $1,378.4 million and total debt was $1,041.7 million. Net debt to net book capitalization was 68.1%, and total debt to total book capitalization was 68.9% at September 30, 2014.

Conference Call

The Company will host a conference call to discuss these results today, Friday, November 7, 2014 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (877) 280-4957 or (857) 244-7314, passcode #67683693, or through the Company’s website at www.lyonhomes.com in the

Investor Relations section of the site. A replay of the call will be available through November 21, 2014 by dialing (888) 286-8010 or (617) 801-6888, passcode #12442501. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. The Company has a distinguished legacy of more than 58 years of homebuilding operations, over which time it has sold in excess of 93,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information contain forward-looking statements, including, but not limited to, statements related to: anticipated fourth quarter home closing revenue and deliveries, market and industry trends, the anticipated financial and operating results from execution of the Company’s growth strategy and focus on markets in the Western United States, and the anticipated benefits to be realized from the consummation of the Polygon Northwest acquisition. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: our ability to realize the anticipated benefits from the acquisition of Polygon Northwest; our ability to integrate successfully the Polygon Northwest operation with our existing operations; any adverse effect on our business operations, or those of Polygon Northwest, following consummation of the acquisition; worsening in general economic conditions either nationally or in regions in which we operate; conditions in our newly entered markets and newly acquired operations; worsening in markets for residential housing; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry and credit markets; uncertainties in the capital and securities markets; terrorism or other hostilities involving the United States; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses;

changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; the availability of labor and homebuilding materials; adverse weather conditions; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; whether we are able to refinance the outstanding balances of our debt obligations at their maturity; anticipated tax refunds; limitations on our ability to utilize our tax attributes; limitations on our ability to reverse any remaining portion of our valuation allowance with respect to our deferred tax assets; the timing of receipt of regulatory approvals and the opening of projects; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

Lisa Mueller

Financial Profiles, Inc.

(310) 622-8231

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
Operating revenue
Home sales	$196,090	$141,352
Lots, land and other sales	215	—
Construction services	10,593	9,478

	206,898	150,830

Operating costs
Cost of sales — homes	(157,565)	(107,957)
Cost of sales — lots, land and other	(209)	—
Construction services	(8,262)	(8,135)
Sales and marketing	(12,476)	(6,679)
General and administrative	(12,726)	(10,200)
Transaction expenses	(5,768)	—
Amortization of intangible assets	(174)	(191)
Other	(454)	(695)

	(197,634)	(133,857)

Operating income	9,264	16,973
Interest expense, net of amounts capitalized	—	(51)
Other income, net	357	114

Income before provision for income taxes	9,621	17,036
Provision for income taxes	(1,999)	(6,356)

Net income	7,622	10,680
Less: Net income attributable to noncontrolling interest	(1,984)	(3,118)

Net income available to common stockholders	$5,638	$7,562

Income per common share:
Basic	$0.18	$0.24
Diluted	$0.17	$0.24

Weighted average common shares outstanding:
Basic	31,232,655	30,975,160
Diluted	32,760,746	31,895,814

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Operating revenue
Home sales	$504,546	$338,434
Lots, land and other sales	1,926	3,248
Construction services	30,186	21,439

	536,658	363,121

Operating costs
Cost of sales — homes	(392,083)	(267,932)
Cost of sales — lots, land and other	(1,529)	(2,838)
Construction services	(24,735)	(17,472)
Sales and marketing	(27,958)	(17,482)
General and administrative	(35,881)	(28,016)
Transaction expenses	(5,768)	—
Amortization of intangible assets	(1,294)	(1,173)
Other	(1,745)	(1,746)

	(490,993)	(336,659)

Operating income	45,665	26,462
Interest expense, net of amounts capitalized	—	(2,602)
Other income, net	830	257

Income before reorganization items	46,495	24,117
Reorganization items, net	—	(464)

Income before provision for income taxes	46,495	23,653
Provision for income taxes	(12,779)	(6,366)

Net income	33,716	17,287
Less: Net income attributable to noncontrolling interest	(7,096)	(4,879)

Net income attributable to William Lyon Homes	26,620	12,408
Preferred stock dividends	—	(1,528)

Net income available to common stockholders	$26,620	$10,880

Income per common share:
Basic	$0.85	$0.48
Diluted	$0.81	$0.46

Weighted average common shares outstanding:
Basic	31,184,101	22,569,810
Diluted	32,725,164	23,446,954

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

(unaudited)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and cash equivalents	$35,119	$171,672
Restricted cash	504	854
Receivables	19,840	16,459
Escrow proceeds receivable	14,606	4,380
Real estate inventories
Owned	1,378,432	671,790
Not owned	—	12,960
Deferred loan costs, net	25,975	9,575
Goodwill	63,128	14,209
Intangibles, net of accumulated amortization of $8,900 as of September 30, 2014 and $7,611 as of December 31, 2013	7,377	2,766
Deferred income taxes, net valuation allowance of $3,211 as of September 30, 2014 and $3,959 as of December 31, 2013.	91,055	95,580
Other assets, net	17,613	10,166

Total assets	$1,653,649	$1,010,411

LIABILITIES AND EQUITY
Accounts payable	$47,898	$17,099
Accrued expenses	93,642	60,203
Liabilities from inventories not owned	—	12,960
Notes payable	41,264	38,060
Senior unsecured facility	120,000	—
5 3⁄4% Senior Notes due April 15, 2019	150,000	—
8 1⁄2% Senior Notes due November 15, 2020	430,443	431,295
7% Senior Notes due August 15, 2022	300,000	—

	1,183,247	559,617

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred Stock, par value $0.01 per share; 10,000,000 and no shares authorized; no shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,078,301 and 27,622,283 shares issued, 27,430,927 and 27,216,813 outstanding at September 30, 2014 and December 31, 2013, respectively	281	276
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at September 30, 2014 and December 31, 2013	38	38
Additional paid-in capital	313,356	311,863
Retained earnings	142,622	116,002

Total William Lyon Homes stockholders’ equity	456,297	428,179
Noncontrolling interest	14,105	22,615

Total equity	470,402	450,794

Total liabilities and equity	$1,653,649	$1,010,411

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2014	2013
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information
(dollars in thousands)
Homes closed	424	356	19%

Home sales revenue	$196,090	$141,352	39%
Cost of sales (excluding interest and purchase accounting adjustments)	(147,793)	(98,653)	50%

Adjusted homebuilding gross margin (1)	$48,297	$42,699	13%

Adjusted homebuilding gross margin percentage (1)	24.6%	30.2%	(18%)

Interest in cost of sales	(5,970)	(7,569)	(21%)
Purchase accounting adjustments	(3,802)	(1,735)	119%

Gross margin	$38,525	$33,395	15%

Gross margin percentage	19.6%	23.6%	(17%)

Number of homes closed
Southern California	133	65	105%
Northern California	44	46	(4%)
Arizona	62	122	(49%)
Nevada	63	79	(20%)
Colorado	18	44	(59%)
Washington	43	—	NM
Oregon	61	—	NM

Total	424	356	19%

Average sales price of homes closed

Southern California	$574,500	$764,300	(25%)
Northern California	420,000	398,100	6%
Arizona	270,200	256,200	5%
Nevada	580,000	302,800	92%
Colorado	500,300	413,300	21%
Washington	465,000	—	NM
Oregon	310,000	—	NM

Total	$462,500	$397,100	16%

Number of net new home orders
Southern California	122	138	(12%)
Northern California	60	28	114%
Arizona	45	72	(38%)
Nevada	49	62	(21%)
Colorado	45	12	275%
Washington	42	—	NM
Oregon	59	—	NM

Total	422	312	35%

Average number of sales locations during period
Southern California	11	9	22%
Northern California	7	2	250%
Arizona	5	6	(17%)
Nevada	9	6	50%
Colorado	11	3	267%
Washington	3	—	NM
Oregon	3	—	NM

Total	49	26	88%

(1)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting has on homebuilding gross margin and allows investors to make better comparisons with our competitors. For comparative purposes, purchase accounting is the net adjustment in basis related to the acquisition of our Colorado, Washington and Oregon operating divisions.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2014	2013
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information
(dollars in thousands)
Homes closed	1,036	969	7%

Home sales revenue	$504,546	$338,434	49%
Cost of sales (excluding interest and purchase accounting adjustments)	(371,499)	(241,345)	54%

Adjusted homebuilding gross margin (1)	$133,047	$97,089	37%

Adjusted homebuilding gross margin percentage (1)	26.4%	28.7%	(8%)

Interest in cost of sales	(16,496)	(20,729)	(20%)
Purchase accounting adjustments	(4,088)	(5,858)	(30%)

Gross margin	$112,463	$70,502	60%

Gross margin percentage	22.3%	20.8%	7%

Number of homes closed
Southern California	438	164	167%
Northern California	115	99	16%
Arizona	167	346	(52%)
Nevada	163	217	(25%)
Colorado	49	143	(66%)
Washington	43	—	NM
Oregon	61	—	NM

Total	1,036	969	7%

Average sales price
Southern California	$631,700	$633,800	(0%)
Northern California	423,300	363,200	17%
Arizona	268,000	240,400	11%
Nevada	442,200	260,000	70%
Colorado	478,400	412,000	16%
Washington	465,000	—	NM
Oregon	310,000	—	NM

Total	$487,000	$349,300	39%

Number of net new home orders
Southern California	475	310	53%
Northern California	162	105	54%
Arizona	160	301	(47%)
Nevada	200	222	(10%)
Colorado	112	92	22%
Washington	42	—	NM
Oregon	59	—	NM

Total	1,210	1,030	17%

Average number of sales locations during period
Southern California	11	6	83%
Northern California	5	2	150%
Arizona	6	6	0%
Nevada	9	5	80%
Colorado	7	4	75%
Washington	1	—	NM
Oregon	1	—	NM

Total	40	23	74%

(1)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting has on homebuilding gross margin and allows investors to make better comparisons with our competitors. For comparative purposes, purchase accounting is the net adjustment in basis related to the acquisition of our Colorado, Washington and Oregon operating divisions.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of September 30,
	2014	2013
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
Southern California	206	178	16%
Northern California	84	34	147%
Arizona	56	127	(56%)
Nevada	109	97	12%
Colorado	90	31	190%
Washington	81	—	NM
Oregon	102	—	NM

Total	728	467	56%

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$135,020	$113,769	19%
Northern California	37,554	14,007	168%
Arizona	14,817	33,776	(56%)
Nevada	88,825	32,828	171%
Colorado	42,350	13,701	209%
Washington	32,301	—	NM
Oregon	32,000	—	NM

Total	$382,867	$208,081	84%

Lots owned and controlled at end of period
Lots owned
Southern California	1,124	1,186	(5%)
Northern California	1,060	869	22%
Arizona	5,471	5,653	(3%)
Nevada	2,909	2,864	2%
Colorado	1,025	546	88%
Washington	1,538	—	NM
Oregon	1,340	—	NM

Total	14,467	11,118	30%

Lots controlled
Southern California	1,038	577	80%
Northern California	544	684	(20%)
Arizona	—	220	(100%)
Nevada	215	215	0%
Colorado	186	342	(46%)
Washington	786	—	NM
Oregon	839	—	NM

Total	3,608	2,038	77%

Total lots owned and controlled
Southern California	2,162	1,763	23%
Northern California	1,604	1,553	3%
Arizona	5,471	5,873	(7%)
Nevada	3,124	3,079	1%
Colorado	1,211	888	36%
Washington	2,324	—	NM
Oregon	2,179	—	NM

Total	18,075	13,156	37%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Net income attributable to William Lyon Homes	$5,638	$7,562	$26,620	$12,408
Net cash provided by/(used in) operating activities	$21,352	$(98,224)	$(181,189)	$(164,919)
Interest incurred	$17,504	$7,511	$38,818	$22,511
Adjusted EBITDA (1)	$26,652	$24,710	$73,763	$52,358
Adjusted EBITDA Margin (2)	12.9%	16.4%	13.7%	14.4%
Ratio of adjusted EBITDA to interest incurred	1.52	3.29	1.90	2.33

Balance Sheet Data

	September 30, 2014	December 31, 2013
Cash, cash equivalents and restricted cash	$35,623	$172,526

Total William Lyon Homes stockholders’ equity	456,297	428,179
Noncontrolling interest	14,105	22,615
Total debt	1,041,707	469,355

Total book capitalization	$1,512,109	$920,149

Ratio of debt to total book capitalization	68.9%	51.0%
Ratio of debt to total book capitalization (net of cash)	68.1%	39.7%

(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) one-time cash transaction expenses related to the acquisition of Polygon Northwest Homes, and (vii) non-cash purchase accounting adjustments. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income attributable to William Lyon Homes to adjusted EBITDA is provided as follows:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Net income attributable to William Lyon Homes	$5,638	$7,562	$26,620	$12,408
Provision for income taxes	1,999	6,356	12,779	6,366
Interest expense
Interest incurred	17,504	7,511	38,818	22,511
Interest capitalized	(17,504)	(7,460)	(38,818)	(19,909)
Amortization of capitalized interest included in cost of sales	5,970	7,569	16,496	20,729
Stock based compensation	918	880	2,772	2,207
Loss on sale of fixed asset	—	—	—	4
Depreciation and amortization	2,557	557	5,240	2,184
Transaction expenses	5,768	—	5,768	—
Non-cash purchase accounting adjustments	3,802	1,735	4,088	5,858

Adjusted EBITDA	$26,652	$24,710	$73,763	$52,358

The following table reconciles earnings per share as reported on a GAAP basis to non-GAAP earnings per share. We believe that this non-GAAP measure provides useful information to investors regarding the ongoing performance of the Company excluding expenses that do no relate to our homebuilding operations:

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$5,638	$0.17	$26,620	$0.81
Transaction expenses	5,768	0.18	5,768	0.18
Tax impact of transaction expenses	(1,198)	(0.04)	(1,585)	(0.05)

Non-GAAP Measure	$10,208	$0.31	$30,803	$0.94

The following table reconciles our select operating results as presented to pro forma results including Polygon Northwest Homes for the full third quarter ended September 30, 2014, assuming the acquisition had closed as of July 1, 2014:

	As reported	Activity from July 1 2014 through acquisition	Pro Forma
Homebuilding revenue	$196,090	$33,924	$230,014
New home deliveries	424	94	518
Net new home orders	422	73	495
Dollar Value of home orders	$199,243	$26,625	$225,868